Exhibit 5

                         [Letterhead of Blank Rome LLP]

                                                        October 24, 2007

Gilman + Ciocia, Inc.
11 Raymond Avenue
Poughkeepsie, New York 12603

Gentlemen:

      You have requested our opinion with respect to the offer and sale by certain selling stockholders pursuant to the Registration Statement on Form S-1 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed by Gilman + Ciocia, Inc. (the "Company") with the Securities and Exchange Commission, of 80,000,000 shares (the "Issued Shares") of the Company's common stock, $.01 par value, previously issued by the Company to the selling stockholders named in the Registration Statement.

      We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

      Based upon the foregoing, it is our opinion that the Issued Shares have been validly issued and are fully paid and non-assessable.

      We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to such laws as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to our firm as your counsel in the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                         Very truly yours,


                                                         /s/ Blank Rome LLP

                                                         BLANK ROME LLP